Exhibit 10.2

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.

1

Series A Cumulative Redeemable
Preferred Unit PURCHASE AGREEMENT

THIS Series A Cumulative Redeemable Preferred Unit PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 30th day of January, 2023, by and among Strategic Storage Operating Partnership VI, L.P., a Delaware limited partnership (the “Operating Partnership”), Strategic Storage Trust VI, Inc., a Maryland corporation and the sole general partner of the Operating Partnership (the “Company”), and SSSR Preferred Investor, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Operating Partnership proposes to issue and sell to the Purchaser up to an aggregate of 600,000 Series A Cumulative Redeemable Preferred Units of Limited Partnership Interest at a liquidation preference of $25.00 per unit (the “Preferred Units”) in consideration for the Purchaser making a capital contribution to the Operating Partnership in an amount up to an aggregate of $15,000,000 (the “Total Investment”), which Total Investment may be made in one or more tranches (each an “Investment,” and collectively, the “Investments”);

WHEREAS, subject to the terms and conditions and representations and warranties set forth in this Agreement, the Purchaser hereby agrees to purchase up to an aggregate of 600,000 Preferred Units in one or more Closings (as defined below);

WHEREAS, the terms and provisions of the Preferred Units shall be set forth and established in Amendment No. 1 (the “Amendment”), dated as of the date hereof, to the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, effective as of March 17, 2022 (the “Partnership Agreement”), which Amendment shall be substantially in the form attached hereto as Exhibit A-1 and which Partnership Agreement is attached hereto as Exhibit A-2;

WHEREAS, the Preferred Units are being offered and sold by the Operating Partnership to the Purchaser without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon the Section 4(a)(2) private placement exemption therefrom; and

WHEREAS, certain terms used in this Agreement are defined in Section 14 hereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereby agree as follows:

Section 1.
Representations and Warranties of the Operating Partnership and the Company. Except as set forth in the disclosure schedules hereto, the Operating Partnership and the Company, jointly and severally, represent and warrant to the Purchaser, as of the date hereof and as of each Closing Date (as defined below) and agree with the Purchaser, as follows:
(a)
As of January 30, 2023, the only subsidiaries of the Operating Partnership and the Company are the subsidiaries listed on Schedule I hereto (the “Subsidiaries”).
(b)
Each of the Operating Partnership and the Company has been duly organized and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of the jurisdiction of its organization. Each Subsidiary has been duly organized and is validly existing as a corporation, general or limited partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Operating Partnership, the Company and the Subsidiaries has full power and authority (limited partnership, corporate and other) to own or lease, as the case may be, and operate its properties and to conduct its business, and in the case of each of the Operating Partnership and the Company, to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Operating Partnership, the Company and the Subsidiaries is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, result in a Material Adverse Effect; and, as of the date hereof and as of each Closing, neither the Operating Partnership nor the Company owns or will own any stock or other beneficial interest in any corporation, partnership, joint venture or other business entity, other than the interests held in the Subsidiaries.
(c)
The Company is the sole general partner of the Operating Partnership and, as of the date hereof, holds all of the general partnership interest of the Operating Partnership. As of January 26, 2023, there were a total of approximately 16,687,404 partnership units of the Operating Partnership outstanding, consisting of approximately 1,854,746 outstanding Class A units, approximately 11,417,259 outstanding Class P units, approximately 3,161,621 outstanding Class T units and approximately 253,778 outstanding Class W units, approximately 16,137,184 of which Class A, Class P, Class T and Class W units are owned by the Company, approximately 220 of which Class P units are owned by SmartStop Storage Advisors, LLC, approximately 549,451 of which Class P units are owned by SmartStop OP, L.P., and approximately 549 of which Class P units are owned by H. Michael Schwartz, Chief Executive Officer of the Company; and no preferred units of limited partnership interest of the Operating Partnership were issued and outstanding. All of the issued and outstanding general partnership interests in the Operating Partnership and all of the issued and outstanding capital stock or ownership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and, except as set forth on Schedule I hereto, are wholly-owned by the Company, directly or indirectly through Subsidiaries, free and clear of any Lien. All of the issued and outstanding Partnership Units have been duly authorized and are validly issued, and holders of Partnership Units do not have any obligation to make payments to the Operating Partnership or its creditors (other than the purchase price for the Partnership Units) or contributions to the Operating Partnership or its creditors solely by reason of such holders’ ownership of Partnership Units. All issued and outstanding Partnership Units held by the Company are wholly-owned free and clear of any Lien. None of the outstanding Partnership Units was issued in violation of preemptive or other similar rights of any security holder or partner of the Operating Partnership arising by operation of law, under the Partnership Agreement, or any agreement to which the Operating Partnership is a party. All of the issued and outstanding Partnership Units have been offered, sold and issued in compliance with all applicable laws, including without limitation, federal and state securities laws.
(d)
As of January 26, 2023, the authorized capital stock of the Company consists solely of 700,000,000 shares of common stock (the “Common Stock”), and 200,000,000 shares of preferred stock (“Preferred Stock”). The aggregate par value of all authorized shares of Common Stock and Preferred Stock is $900,000. As of January 26, 2023, there were approximately

10,867,039 outstanding shares of Class P Common Stock, approximately 1,854,746 outstanding shares of Class A Common Stock, approximately 3,161,621 outstanding shares of Class T Common Stock, approximately 253,778 outstanding shares of Class W Common Stock and no shares of Preferred Stock issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any security holder of the Company arising by operation of law, under the First Articles of Amendment and Restatement of the Company, as amended and supplemented (the “Charter”), the bylaws of the Company, or any agreement to which the Company is a party. All of the issued and outstanding shares of capital stock of the Company have been offered, sold, and issued in compliance with all applicable laws, including without limitation, federal and state securities laws, except as would not have a Material Adverse Effect.
(e)
There is no outstanding option, warrant, or other right requiring the issuance of, and no commitment, plan, or arrangement to issue, any equity interests in the Operating Partnership or any shares of capital stock of the Company or any equity interests in any Subsidiary or any security convertible into or exchangeable for such interests or shares.
(f)
This Agreement has been duly authorized, executed, and delivered by each of the Operating Partnership and the Company and constitutes the legal, valid, and binding obligation of each of the Operating Partnership and the Company, enforceable against each of the Operating Partnership and the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.
(g)
The Partnership Agreement has been duly authorized and executed by the Company, in its capacity as general partner of the Operating Partnership, and constitutes a legal, valid, and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity. The Partnership Agreement is in full force and effect as of the date hereof and the Partnership Agreement shall be in full force and effect as of each Closing Date.
(h)
The Amendment has been duly authorized by the Company, in its capacity as general partner of the Operating Partnership, and, when executed and delivered by the Company, in its capacity as general partner of the Operating Partnership, will constitute a legal, valid, and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.
(i)
The Preferred Units have been duly and validly authorized by the Operating Partnership for issuance and sale pursuant to this Agreement and, when issued and delivered by the Operating Partnership pursuant to the terms of this Agreement against payment of the consideration therefor specified herein, will be validly issued, and the Purchaser will not have any obligation to make payments to the Operating Partnership or its creditors (other than the purchase price for the Preferred Units) or contributions to the Operating Partnership or its creditors solely by reason of the Purchaser’s ownership of Preferred Units. The issuance of the Preferred Units will not be subject to the preemptive or other similar rights of any security holder or partner of the Operating

Partnership arising by operation of law, under the Partnership Agreement or any agreement to which the Operating Partnership is a party.
(j)
There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, or any other Governmental Authority required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Operating Partnership of the Preferred Units.
(k)
The execution, delivery, and performance by each of the Operating Partnership and the Company of this Agreement and consummation of the transactions contemplated hereby: (i) have been duly authorized by all necessary limited partnership or corporate action, as applicable, and will not result in any Default (as defined below) under the certificate of limited partnership of the Operating Partnership or the Partnership Agreement, the Charter or bylaws of the Company or any organizational document of any Subsidiary; (ii) will not conflict with or constitute a breach of, or default (or, with the giving of notice or lapse of time, would be in default) (“Default”) or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Operating Partnership, the Company, or the Subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan, or credit agreement, deed of trust, note, contract, franchise, lease, or other agreement, obligation, condition, covenant, or instrument to which the Operating Partnership, the Company or any Subsidiary is a party or by which it or any of its respective properties or assets may be bound (collectively, “Agreements or Instruments”), and provided, that none of the Operating Partnership, the Company, or any Subsidiary shall enter into any Agreement or Instrument that would restrict or limit in any respect the rights of the Purchaser as set forth in this Agreement; and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order, or decree applicable to the Operating Partnership, the Company, or the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator, or other authority having jurisdiction over the Operating Partnership, the Company, or the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, or other order of, or registration or filing with, any Governmental Authority is required for the execution, delivery, and performance by each of the Operating Partnership and the Company of this Agreement or the transactions contemplated hereby, except such as have been obtained or made by the Operating Partnership or the Company and are in full force and effect or as may be required under the 1933 Act, the 1934 Act or applicable state securities or blue sky laws. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption, or repayment of all or a portion of such indebtedness.
(l)
The Operating Partnership, the Company, and the Subsidiaries have complied in all respects with all laws, regulations, and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; none of the Operating Partnership, the Company, or the Subsidiaries is in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, or evidence of indebtedness, lease, contract, or other agreement or instrument to which it is a party or by which it or any of its respective properties or assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect, and no other party under any such agreement or instrument to which the Operating Partnership, the Company, or the Subsidiaries are a party is, to the knowledge of the Operating Partnership or the Company, in default in any material respect thereunder; and the Operating Partnership, the Company, and the Subsidiaries are not in violation of their respective certificate of limited partnership, Partnership Agreement, Charter, bylaws, or other organizational documents, as the case may be.
(m)
There is not pending or, to the knowledge of the Operating Partnership or the Company, threatened any action, suit, or proceeding to which the Operating Partnership, the Company, and the Subsidiaries or any of their respective officers, directors, partners, members, or managers is a party, or of which any of their properties or other assets is the subject, before or by any Governmental Authority, that is reasonably likely, individually or in the aggregate, to result in any Material Adverse Effect or to have a material adverse effect on the ability of the Operating Partnership or the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(n)
Each of the Operating Partnership, the Company, and the Subsidiaries holds all material licenses, certificates, and permits from Governmental Authorities that are necessary to the conduct of its business and is in compliance with the terms and conditions of such licenses, certificates and permits; and none of the Operating Partnership, the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits, licenses or certificates that, if determined adversely to the Operating Partnership, the Company, or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.
(o)
There is no claim by any of the Operating Partnership, the Company, or the Subsidiaries pending under any insurance policies which (a) has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business consistent with past practice or (b) if not paid, would have a Material Adverse Effect. With respect to each such insurance policy, except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Operating Partnership, the Company, and the Subsidiaries have paid, or caused to be paid, all premiums due under the policy and have not received written notice that they are in default with respect to any obligations under the policy, and (b) to the knowledge of the Operating Partnership and the Company, as of the date hereof no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. None of the Operating Partnership, the Company, or the Subsidiaries have received any written notice of cancellation or termination with respect to any existing insurance policy that is held by, or for the benefit of, any of the Operating Partnership, the Company, or the Subsidiaries, other than as would not have, individually or in the aggregate, a Material Adverse Effect.
(p)
There are no contracts, agreements or understandings between or among the Operating Partnership, the Company, or the Subsidiaries and any person that would give rise to a valid claim against the Operating Partnership, the Company, or the Subsidiaries, or the Purchaser for a brokerage commission, finder’s fee, or other like payment in connection with the offering, issuance and sale of the Preferred Units or as a result of any transactions contemplated by this Agreement.
(q)
Each of the Operating Partnership, the Company, and the Subsidiaries has filed all federal, state, local, and foreign income tax returns which have been required to be filed by it, except in any case in which the failure so to file would not have a Material Adverse Effect, and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due, except for any such assessment that is currently being contested in good faith or as would not have a Material Adverse Effect. No tax deficiency has been asserted against the Operating Partnership, the Company, or any Subsidiary, nor does the Operating Partnership or the Company know of any tax deficiency which is likely to be asserted against the Operating Partnership, the Company, or any Subsidiary, except for any such deficiency that would not have a Material Adverse Effect; all tax liabilities, if any, are adequately provided for on the respective books of the entities in all material respects.
(r)
The Operating Partnership has been properly classified as a partnership for federal tax purposes throughout the period from its formation through the date hereof.
(s)
The Company (i) for all taxable years commencing with the Company’s year ended December 31, 2021 has been subject to taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2021 to the date hereof, in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will include the date of the initial Investment; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to the knowledge of the Company, threatened. No Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a “Qualified REIT Subsidiary” or as a “Taxable REIT Subsidiary” under the Code.
(t)
None of the Operating Partnership, the Company or, any Subsidiary is and, after giving effect to the issuance of the Preferred Units and the application of the proceeds therefrom and the other transactions contemplated by this Agreement, none of the Operating Partnership, the Company, or any Subsidiary will be, regulated as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
(u)
Other than the Partnership Agreement and the Charter, there are no existing agreements among the Operating Partnership, the Company and any of their respective security holders that prohibit the sale, transfer, assignment, pledge, or hypothecation of any of the Operating Partnership’s or the Company’s securities.
Section 2.
Representations and Warranties of the Purchaser. The Purchaser represents and warrants to and agrees with the Operating Partnership and the Company as of the date hereof and as of each Closing Date as follows:
(a)
The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Purchaser has full limited liability company power to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby.
(b)
This Agreement has been duly authorized, executed, and delivered by the Purchaser, and constitutes the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

(c)
The Amendment has been duly authorized by the Purchaser and, when executed and delivered by the Purchaser, will constitute the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.
(d)
The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement, except for such as have been obtained and except for such as would not materially impede the transactions contemplated by this Agreement.
(e)
Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the Purchaser is subject or any provision of its organizational documents, except for such violations as would not materially impede the transactions contemplated by this Agreement.
(f)
The Purchaser and its representatives have had an opportunity to ask questions and receive answers from the Operating Partnership and the Company regarding the terms and conditions of the sale of the Preferred Units to the Purchaser and the business, properties, prospects and financial condition of the Operating Partnership and the Company.
(g)
The Purchaser is acquiring the Preferred Units for its own account for investment purposes and not with a view to the distribution thereof.
(h)
The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and could afford a complete loss of such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Preferred Units. The Purchaser acknowledges that in purchasing the Preferred Units it must be prepared to continue to bear the economic risk of such investment for an indefinite period of time because the Preferred Units have not been registered under the 1933 Act and cannot be sold unless they are subsequently registered under the 1933 Act and applicable state securities laws, or unless exemptions from such registration requirements are available, and then will be only transferable in accordance with the terms of the Partnership Agreement, as modified by the Amendment.
(i)
The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act.
(j)
There are no contracts, agreements, or understandings between the Purchaser and any person that would give rise to a valid claim against the Operating Partnership or the Company for a brokerage commission, finder’s fee, or other like payment in connection with the offering, issuance and sale of the Preferred Units to the Purchaser.
(k)
It is understood that any certificate(s) evidencing the Preferred Units shall initially bear substantially the following legend (in addition to any legend otherwise required under applicable federal or state securities laws or by the Partnership Agreement):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS.”

Section 3.
Sale and Delivery to the Purchaser.
(a)
On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, up to an aggregate of [ ] Preferred Units at one or more Closings, for the consideration specified in Section 3(b) below.
(b)
At the closing of each Investment (a “Closing”), the Operating Partnership will deliver to the Purchaser a certificate or an entry on its books and records representing the number of Preferred Units equal to (i) the amount of the Investment being made at such Closing divided by (ii) $25.00, against payment of an amount equal to the Investment, in Federal (same day) funds by wire transfer to the account of the Operating Partnership, on such business day as the Operating Partnership and the Purchaser shall agree (each such date of such payment being herein referred to as a “Closing Date”). In the sole discretion of the Purchaser, the Purchaser may elect to receive the payment of the Expenses (defined in Section 5 below) attributable to such Investment and the payment of the Investment Fee (defined in Section 5 below) attributable to such Investment in either cash or Preferred Units. In the event the Purchaser elects to receive such payments in Preferred Units, the Operating Partnership will deliver to the Purchaser a certificate or an entry on its books and records representing the number of Preferred Units equal to (i) (A) the amount of all Expenses (defined in Section 5 below) attributable to such Investment plus (B) the amount of the Investment Fee (defined in Section 5 below) attributable to such Investment divided by (ii) $25.00.
(c)
The certificate or book entry for the Preferred Units to be issued to the Purchaser shall be registered in such name as the Purchaser may request in writing at least one full business day before the applicable Closing Date. If a certificate for the Preferred Units is issued, the certificate will be made available for examination by the Purchaser in Ladera Ranch, California, not later than 8:00 a.m. (Pacific Time) on the business day prior to the applicable Closing Date.
Section 4.
Covenants of the Operating Partnership and the Company. Each of the Operating Partnership and the Company, jointly and severally, covenants with the Purchaser as follows:
(a)
Each of the Operating Partnership and the Company agrees that the proceeds received by the Operating Partnership from the sale of the Preferred Units shall be used solely to (i) finance self-storage acquisition, development, and improvement activities, and working capital or other general partnership purposes; and (ii) fund the payment of all reasonable out-of-pocket costs, expenses, and fees incurred or to be incurred in connection with its entry into this Agreement, and the transactions contemplated hereby (collectively, the “Approved Uses”).
(b)
From the date of this Agreement until the final Closing Date, except as contemplated by this Agreement, the Operating Partnership and the Company shall, and shall cause each of the Subsidiaries to, (i) conduct its operations only in the ordinary course of business consistent with past practice and (ii) use its reasonable commercial efforts to conduct its operations in compliance with applicable laws and to maintain and preserve intact its business organization, to retain the services of its current officers and key employees, to preserve its assets and properties in good repair and condition, and to preserve the good will of its customers, suppliers and other persons with whom it has business relationships.
(c)
Without limiting the generality of Section 4(b), and except as otherwise contemplated by this Agreement, the Operating Partnership and the Company shall not, and shall not permit any of the Subsidiaries to, take any action that would constitute a breach of any Protective Provision (as such term is defined in the Amendment) from the date of this Agreement until the final Closing Date, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed.
(d)
The Operating Partnership and the Company shall do, or cause to be done with respect to themselves and the Subsidiaries, all things necessary to (i) preserve, renew, and keep in full force and effect the rights, licenses, permits and franchises necessary for the conduct of the business of each Property and comply in all respects with all applicable Legal Requirements applicable to each Property and (ii) comply, and cause the Subsidiaries to comply, in all material respects with all of the provisions of all of their respective organizational documents, and the laws of the state in which each such entity was formed. The Operating Partnership and the Company shall at all times, and shall cause the Subsidiaries to, maintain, preserve, and protect all applicable franchises and trade names and preserve all the remainder of their respective property necessary for the continued conduct of their respective businesses, as applicable.
(e)
The Operating Partnership and the Company have taken and shall continue to take all steps and implement all policies which are necessary to ensure that the Operating Partnership, the Company, and the Subsidiaries are in compliance with all material Legal Requirements applicable to each entity’s business, including, without limitation, those Legal Requirements relating to anti-money laundering and anti-terrorism.
(f)
To the extent the Operating Partnership or the Company forms, purchases, or otherwise acquires a subsidiary in the form of a corporation, the Operating Partnership and the Company shall notify the Purchaser of such formation, purchase, or acquisition within five (5) business days of such formation, purchase, or acquisition.
Section 5.
Payment of Expenses. Each of the Operating Partnership and the Company, jointly and severally, agrees to pay all expenses arising in connection with the preparation of this Agreement and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Preferred Units; (ii) all fees and expenses of the Operating Partnership’s and the Company’s counsel and other advisors; (iii) all necessary issue, transfer, and other stamp taxes; and (iv) all reasonable out-of-pocket fees and expenses incurred by the Purchaser, including, without limitation, the fees and expenses of the Purchaser’s outside counsel, title report fees and costs, survey costs, and costs incurred in obtaining and/or reviewing due diligence materials, including, without limitation, appraisals, environmental and engineering reports, and travel costs of the Purchaser’s personnel or representatives (collectively, the “Expenses”). In addition to the payment of the Expenses, each of the Operating Partnership and the Company, jointly and severally, agrees to pay an amount equal to 1.00% of each Investment (the “Investment Fee”). The payment of the Expenses and the Investment Fee shall be carried out in the manner set forth in Section 3(b) above.

Section 6.
Conditions of the Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the accuracy of the representations and warranties of the Operating Partnership and the Company herein included, to the performance by the Operating Partnership and the Company of their respective obligations hereunder, and to the following further conditions:
(a)
At each Closing Date, (i) no proceedings shall be pending or, to the knowledge of the Operating Partnership or the Company, threatened against the Operating Partnership, the Company or any Subsidiary before or by any Federal, state, or other commission, board, or administrative agency wherein an unfavorable decision, ruling, or finding would reasonably be expected to result in any Material Adverse Effect, (ii) the representations and warranties set forth in Section 1 hereof shall be accurate as though expressly made at and as of such Closing Date; and (iii) each of the Operating Partnership and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date.
(b)
At each Closing Date, the Purchaser shall have received a certificate executed by the president or chief executive officer and the chief financial officer of the Company, dated as of such Closing Date, on behalf of the Company and as general partner of the Operating Partnership, certifying that the representations and warranties contained in Section 1 are accurate as if made at the applicable Closing Date and that the conditions precedent set forth in this Section 6 have been satisfied.
(c)
At each Closing Date, the Purchaser shall have received a certificate executed by the secretary of the Company, dated as of the date hereof, on behalf of the Company and as general partner of the Operating Partnership, certifying as to the resolutions of the board of directors of the Company, on behalf of the Company and as general partner of the Operating Partnership, and other limited partnership and corporate proceedings relating to the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(d)
At the initial Closing Date, the Purchaser shall have received (i) the Amendment, substantially in the form attached hereto as Exhibit A-1, duly executed by the Company, in its capacity as general partner of the Operating Partnership, and the Purchaser; and (ii) a certificate or book entry registered in the name of the Purchaser representing the number of Preferred Units to be purchased by the Purchaser pursuant to Section 3 (the “Preferred Units Certificate”), duly executed by the Company, in its capacity as general partner of the Operating Partnership.
(e)
At the initial Closing Date, counsel for the Purchaser shall have been furnished with such documents as it may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein included; and all proceedings taken by the Operating Partnership or the Company that are necessary in connection with the issuance and sale of the Preferred Units shall be satisfactory in form and substance to the Purchaser and its counsel.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchaser by notice to the Operating Partnership and the Company at any time at or prior to the final Closing Date, and such termination shall be without liability of any party to any other party, except that the provisions concerning payment of expenses under Section 5 hereof, the provisions concerning indemnification under Section 7 hereof, and the provisions relating to governing law shall remain in effect.

Section 7.
Indemnification.
(a)
Each of the Operating Partnership and the Company, jointly and severally, agrees to indemnify, defend, and hold harmless the Purchaser from and against all actual third party costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) and any actual losses and damages (collectively, “Losses”) suffered or incurred by the Purchaser (whether or not due to third party claims) that arise out of or result from (i) any material inaccuracy in or any material breach of, as of the date hereof or as of any Closing Date, any representation and warranty made by the Operating Partnership and/or the Company in this Agreement; and (ii) any material failure by the Operating Partnership or the Company to duly and timely perform or fulfill any of their covenants or agreements required to be performed by them under this Agreement.
(b)
The Purchaser shall indemnify and hold harmless the Operating Partnership and the Company from and against any and all Losses suffered or incurred by any of the Operating Partnership or the Company (whether or not due to third party claims) that arise out of or result from (i) any material inaccuracy in or any material breach of, as of the date hereof or as of any Closing Date, any representation or warranty made by the Purchaser in this Agreement, and (ii) any material failure by the Purchaser to duly and timely perform or fulfill any of its covenants or agreements required to be performed by the Purchaser under this Agreement.
(c)
All claims for indemnification by a party seeking indemnification under this Section 7 shall be asserted and resolved as follows. If an indemnifying party intends to seek indemnification under this Section 7, it shall promptly notify the indemnifying party in writing of such claim. The failure to provide such notice will not affect any rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. If such claim involves a claim by a third party against the indemnified party, the indemnifying party may, within ten (10) days after receipt of such notice and upon notice to the indemnified party, assume, with counsel reasonably satisfactory to the indemnified party, at the sole cost and expense of the indemnifying party, the settlement or defense thereof (in which case any Losses associated therewith shall be the sole responsibility of the indemnifying party), provided, that the indemnified party may participate in such settlement or defense through its own counsel and at its own cost and expense; provided, further, that, if the indemnified party reasonably determines that representation by the indemnifying party’s counsel of both the indemnifying party and the indemnified party may present such counsel with a material conflict of interest, then the indemnifying party shall pay the reasonable fees and expenses of the indemnified party’s counsel, which counsel will be approved in writing (including, without limitation, as to fee structure) by the indemnifying party, such approval not to be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, (i) the indemnifying party may, at the sole cost and expense of the indemnifying party, at any time prior to the indemnifying party’s timely delivery of the notice referred to in the third sentence of this Section 7(c), file any motion, answer or other pleadings or take any other action that the indemnifying party reasonably believes to be necessary or appropriate to protect its interests, (ii) the indemnifying party may take over the control of the defense or settlement of a third-party claim at any time if it irrevocably waives its right to indemnity under this Section 7 with respect to such claim and (iii) the indemnifying party may not, without the consent of the indemnifying party, settle or compromise any action or consent to the entry of any judgment, such consent not to be unreasonably withheld. So long as the indemnifying party is contesting any such claim in good faith, the indemnifying party shall not pay or settle any such claim without the indemnifying party’s consent, such consent not to be unreasonably withheld. If the indemnifying party is not entitled to assume the defense of the claim pursuant to the foregoing provisions or is entitled but does not contest such claim in good faith (including if it does not notify the indemnifying party of its assumption of the defense of such claim within the ten (10)-day period set forth above), then the indemnifying party may conduct and control, through counsel of its own choosing and at the expense of the indemnifying party, the settlement or defense thereof, and the indemnifying party shall cooperate with it in connection therewith. The failure of the indemnifying party to participate in, conduct or control such defense shall not relieve the indemnifying party of any obligation it may have hereunder. Any defense costs required to be paid by the indemnifying party shall be paid as incurred, promptly against delivery of invoices therefor.
(d)
The parties hereto agree that any indemnification payments made with respect to this Agreement shall be “grossed up” such that the indemnifying party will pay an amount to the indemnifying party that reflects the hypothetical tax consequences of the receipt or accrual of such indemnification payment, using the maximum applicable statutory rate (or, in the case of an item that affects more than one tax, rates) of tax and reflecting, for example, the effect of deductions available for taxes such as state and local income taxes.
Section 8.
Confidential Information. The Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be, will maintain the confidentiality of Confidential Information in accordance with procedures adopted by such party in good faith to protect confidential information of third parties delivered to such party; provided, that the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be, may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Preferred Units); (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8; (iii) any other holder of Preferred Units; (iv) any accredited investor to which the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be, sells or offers to sell Preferred Units or any part thereof or any participation therein (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8); (v) any person from which the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be, offers to purchase any security of the Operating Partnership, the Company, or any of their respective Subsidiaries (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8); (vi) any federal or state regulatory authority having jurisdiction over the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be; and (vii) any other person to which such delivery or disclosure may be necessary or appropriate (v) to effect compliance with any law, rule, regulation or order applicable to the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be; (w) in response to any subpoena or other legal process; (x) in connection with any litigation to which the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be, is a party; (y) in connection with the assumption by the Company of any debt; or (z) if an Event of Default (as such term is defined in the Amendment) or other Optional Repurchase Event (as such term is defined in the Amendment)

has occurred and is continuing, to the extent the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be, may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement. Without the prior written consent of the Operating Partnership and the Company, on the one hand, and the Purchaser, on the other hand, no party hereto may make an announcement, issue an advertisement or a press release, or otherwise make any publicly available statement concerning this Agreement or the transactions contemplated hereby, other than as required by or pursuant to U.S. federal or state securities laws. Each holder of Preferred Units, by its acceptance of such Preferred Units, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 8.
Section 9.
Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties included in this Agreement, or included in certificates of officers of the Operating Partnership and the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, or by or on behalf of the Operating Partnership and the Company, and shall survive delivery of and payment for the Preferred Units until the date that is two (2) years after the final Closing Date; provided, that: (a) the representations and warranties in Section 1(b), Sections 1(f) through 1(i), Section 1(k), Sections 2(a) through 2(c) and Section 2(e) shall survive indefinitely; and (b) the representations and warranties in Section 1(c), Section 1(d), Section 1(p), and Section 1(q) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants, agreements (including as to confidentiality) and indemnities of the parties contained herein shall survive the final Closing Date indefinitely or for the period explicitly specified therein; provided, that, with respect to indemnities for inaccuracies in or breaches of representations, such indemnities shall survive for the period specified for the applicable representations.
Section 10.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchaser shall be directed to SSSR Preferred Investor, LLC, c/o SmartStop Self Storage REIT, Inc., 10 Terrace Road, Ladera Ranch, California 92694, Attention: H. Michael Schwartz; and notices to the Operating Partnership and the Company shall be directed to them at 10 Terrace Road, Ladera Ranch, California 92694, Attention: H. Michael Schwartz.
Section 11.
Parties. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Operating Partnership and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and for the benefit of no other person, firm or corporation.
Section 12.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in said State.

Section 13.
Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 14.
Certain Defined Terms. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Confidential Information” means information delivered either (i) to the Purchaser by or on behalf of the Operating Partnership, the Company or their respective affiliates or (ii) to the Operating Partnership, the Company or their respective affiliates by or on behalf of the Purchaser, as the context may require, in each case in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature; provided, that such term does not include information that (a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be, or any person acting on such party’s behalf or (c) otherwise becomes known to the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be, other than through the disclosure to such party by the Purchaser or the Operating Partnership, the Company or their respective affiliates, as the case may be.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including foreign Governmental Authorities.

“Improvements” shall mean the buildings, structures, fixtures, building equipment, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located at any Property.

“Indebtedness” shall mean, without duplication, the sum of the (i) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured (including but not limited to all senior financing facilities, senior mortgages and/or fixed-rate long term debt) (the “Senior Debt”), (ii) reimbursement obligations under any letters of credit or similar instruments with regard to the Senior Debt, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any Indebtedness of the foregoing of any other person; provided, that Indebtedness shall not include “trade payables” incurred in the ordinary course of business and shall not include the Investments.

“Initial Closing Date” shall mean January 31, 2023.

“Legal Requirements” shall mean, collectively, all present and future laws, statutes, codes, ordinances, consents, approvals, certifications, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority (including, without limitation, applicable environmental laws and all covenants, restrictions and binding conditions now or hereafter of record) which may be applicable to (i) the Operating Partnership or the Company, (ii) all or any portion of any Property, including the Improvements thereon, and (iii) the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of all or any portion of any Property thereon including, without limitation, building and zoning codes and any required variances, and ordinances and laws relating to handicapped accessibility.

“Lien” shall mean any liens, mortgages, pledges, security interests, claims, options, rights of first offer or refusal, charges, conditional or installment sale contracts, claims of third parties of any kind or other encumbrances.

“Material Adverse Effect” with respect to any person shall mean any event, occurrence, development, change or effect that is, or is reasonably likely to be, individually or in the aggregate, materially adverse to the business, prospects, properties, operating assets, financial condition or results of operations of such person and its Subsidiaries, taken as a whole; provided, that, in no event shall the following, either individually or in the aggregate, in and of itself be deemed to constitute a “Material Adverse Effect”: (i) the failure by the Company to meet independent, third party projections of earnings, revenue or other financial performance measures (provided, that the underlying facts, circumstances, operating results or prospects which cause the Company to fail to meet such projections may be considered in determining whether a “Material Adverse Effect” has occurred or is reasonably likely to occur); (ii) fluctuations in the price or net asset value of the Common Stock; and (iii) (A) any changes that affect the self-storage industry generally, (B) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (C) any changes resulting from other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks, or (D) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world.

“Partnership Agreement” shall have the meaning set forth in the recitals hereto.

“Permitted Lien” shall mean, collectively (a) any Lien, encumbrances or other matters disclosed in a Title Insurance Policy, (b) any Lien, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent and (c) such other title and survey exceptions as the Purchaser has approved or may approve in writing in the Purchaser’s sole discretion.

“Property” shall mean each individual property owned, directly or indirectly, by the Operating Partnership, including the Improvements thereon.

“Taxes” shall mean all real estate and personal property Taxes, assessments, water rates or sewer rents (excluding income Taxes), now or hereafter levied or assessed or imposed against any Property, together with all interest and penalties thereon.

“Title Insurance Policy” means a policy of title insurance or title commitments.

Section 15.
Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

OPERATING PARTNERSHIP:

STRATEGIC STORAGE OPERATING PARTNERSHIP VI, L.P.

By: Strategic Storage Trust VI, Inc.,

its General Partner

By: /s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

COMPANY:

STRATEGIC STORAGE TRUST VI, INC.

By: /s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

PURCHASER:

SSSR PREFERRED INVESTOR, LLC

By: SmartStop Self Storage REIT, Inc.,

its Manager

By: /s/ H. Michael Schwartz________________
Name: H. Michael Schwartz
Title: Chief Executive Officer

Signature Page to Series A Cumulative Redeemable Preferred Unit Purchase Agreement